UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CYTRX CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

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Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series B Junior Participating Preferred Stock Purchase Rights	CYTR	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

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Item 7.01. Regulation FD Disclosure.

On January 25, 2022, CytRx Corporation (the “Company”) mailed a letter to certain of its shareholders, attached hereto as Exhibit 99.1, describing among other things, the Company’s leadership team’s vision and strategy. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Shareholder Letter, mailed on January 25, 2022 (furnished herewith pursuant to Item 7.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: January 26, 2022	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer

Exhibit 99.1

Dear Valued Stockholder,

I began as the new Chief Executive Officer of CytRx Corporation (“CytRx” or the “Company”) on January 10, 2022. I joined the Company after the Board of Directors (the “Board”) ran an independent process that was led by a top-tier executive recruiting firm that screened dozens of candidates.

As a cancer survivor, finding new treatments and cures for cancer is very important to me. I believe CytRx is very well situated to have a significant impact on this important area. Our stage-diversified assets range from well-developed pre-clinical compounds that are wholly held by Cytrx to out-licensed late-clinical assets that are being developed by strategic partners. I feel our portfolio has great potential for value creation for stockholders and saving lives.

This is the beginning of a new day at CytRx.

I am incredibly excited to lead the Company in this next phase of its life cycle, and will instill a foundation built on the core values of integrity, transparency, strong corporate governance and rigorous science. To this end, I have entered the Company with an open mind and a forward-looking perspective as we inventory the Company’s assets and opportunities, and formulate a pathway to provide the best risk-adjusted returns for our stockholders.

We have a new independent director on the Board, Dr. Jennifer Simpson, who is an oncology veteran. We will add another independent director at the upcoming Annual Meeting of Stockholders. My predecessor, Steven Kriegsman, has stepped down as Chairman and will step off of the Board later in the year.

The Company has exciting opportunities in front of it.

Centurion BioPharma Corporation’s (“Centurion BioPharma”) LADR™ platform and accompanying diagnostic are high-potential assets – we are exploring a host of options to accelerate their development to the clinical stage. In addition, CytRx’s licensing deals with ImmunityBio and Orphazyme could yield meaningful revenue streams in the near future.

Please Protect Our Assets and Help Your Company Avoid Running out of Cash by Voting FOR the Proposal at the Upcoming Special Meeting

In July 2021, the Company entered into a securities purchase agreement with Armistice Capital Master Fund Ltd (“Armistice Capital”) for aggregate gross proceeds of $10 million. This provided CytRx with much-needed working capital that helped us maintain stability as we efficiently managed our portfolio of licensing agreements and high-potential assets.

Under the Armistice Capital agreement, the Company is obligated to pay – as partial liquidated damages and not as a penalty – monthly cash payments equal to the product of 2.0% multiplied by the aggregate subscription amount of $8,240,000 relating to the Series C Preferred Stock (the “Subscription Amount”). Pursuant to the purchase agreement (subject to a cap of 24% of such Subscription Amount), monthly payments would equal $164,800 and the cap would equal $1,977,600. To date, we have paid $659,200 pursuant to the partial liquidated damages and $377,668 pursuant to the 10.00% dividend, or a total of $1,036,868 pursuant to the foregoing obligations.

Obviously, these payments are burning valuable cash that would be better used in value-creating activities. We are asking stockholders to support Cytrx and its new direction, and vote for an increase in the Company’s authorized number of common shares – to be granted to Armistice Capital – at an upcoming Special Meeting of Stockholders. Additional information will be made public in the coming weeks. Stockholders are not required to take any action at this time.

Thank you for your investment in CytRx and for your consideration. I understand there is a long history at CytRx, and that much of that history has not been pleasant for stockholders. However, I cannot fix the past; my best contribution is to look at the assets the company has today, and to plot a path forward to maximize the value. I look forward to engaging with you in the weeks to come about our new direction and the significant opportunities ahead of us.

Sincerely,

Stephen Snowdy, PhD

Chief Executive Officer

CytRx Corporation